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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2001, included in the Proxy Statement of Endorex Corporation that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-70750) and Prospectus of Endorex Corporation for the registration of 9,641,434 shares of its common stock and warrants to acquire 207,100 shares of its common stock.

                                       /s/ Ernst & Young LLP

                                       Milwaukee, Wisconsin
                                       October 17, 2001